POWER OF ATTORNEY

Each of the undersigned, as a Director of Commonwealth Cash Reserve Fund, Inc. (the "Corporation"), hereby constitutes and appoints Barbara L. Fava, Jennifer L. Scheffel and Daniel R. Hess, and each of them, with full powers of substitution as his true and lawful attorneys and agents to execute in his name and on his behalf in any and all capacities the Registration Statement on Form N-14 of the Corporation relating to the acquisition of the assets of Cadre Institutional Investors Trust, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof. Any one of such attorneys-in fact and agents have, and may exercise, all of the powers hereby conferred.

Each of the undersigned hereby executes this Power of Attorney as of this 3rd day of July, 2008.

/s/ Jeffrey A. Laine
Jeffrey A. Laine

/s/ Martin Margolis
Martin Margolis

/s/ Robert J. Fagg, Jr.
Robert J. Fagg, Jr.

/s/ Giles Dodd
Giles Dodd

/s/ Robert R. Sedivy
Robert R. Sedivy